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94





                                  EXHIBIT 24

                       Consent of Independent Auditors


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95
SNODGRASS
Certified Public Accountants






                           CONSENT OF INDEPENDENT AUDITORS







We consent to the incorporation by reference of our report dated January 13, 1999 relative to the consolidated balance sheet of First West Virginia Bancorp, Inc. as of December 31, 1998 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. Said report is included in the 1998 Annual Report to Shareholders of First West Virginia Bancorp, Inc. (Exhibit 13.1 to this Form 10-K).







/s/ S.R. Snodgrass A.C.










Wheeling, West Virginia
March 15, 1999




S.R. Snodgrass, A.C.
980 National Road Wheeling, WV 26003-6400 Phone: 304-233-5030  Facsimile:
304-233-3062